SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 30, 2004 (August 20, 2004)

Aegis Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14315	75-2050538

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7880 Bent Branch Drive, Suite 150, Irving, Texas  75063

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:

(972) 830-1800

Item 3.02                               Unregistered Sale of Equity Securities.

On August 25, 2004, the Registrant announced that it had received an additional equity investment from Deutsche Bank AG - London.  The additional equity investment was through their exercise of warrants to purchase up to 40 percent of Aegis’s common stock on a fully diluted basis, at a warrant exercise price of $0.01 per share.  The warrant exercise, which occurred on August 20, 2004, resulted in a net cash infusion into Aegis of $2,633,033.04 and the issuance to Deutsche Bank of 263,303,304 shares of Aegis common stock.  The additional investment will be used to reduce outstanding debt and make additional capital investments to support Aegis’s client base.  The sale of common stock to Deutsche Bank is based on the exemption from registration under the Securities Act of 1933, as amended, Section 4(2) and the provisions of Regulation D promulgated thereunder, and based on the representations of Deutsche Bank that it is an “accredited investor” as defined in Rule 501(a) of Regulation D and that it purchased the stock for its own account, for investment and not with a view to public resale or distribution.

The registrant issued a press release announcing these events on August 25, 2004, a copy of which is attached as Exhibit 99.1.

Item 5.01                               Changes in Control of Registrant.

On August 25, 2004, the Registrant announced that it had received an additional equity investment from Deutsche Bank AG - London.  The additional equity investment was through their exercise of warrants to purchase up to 40 percent of Aegis’s common stock on a fully diluted basis, at a warrant exercise price of $0.01 per share.  The warrant exercise, which occurred on August 20, 2004, resulted in a net cash infusion into Aegis of $2,633,033.04 and the issuance to Deutsche Bank of 263,303,304 shares of Aegis common stock.  Deutsche Bank now owns approximately 39.9% of the common stock of Aegis.  The additional investment will be used to reduce outstanding debt and make additional capital investments to support Aegis’s client base.  All funds used to purchase the shares of common stock were provided out of Deutsche Bank’s working capital.  Previously, on July 13, 2004, Essar Group, Ltd. exercised warrants to acquire up to 40% of Aegis’s common stock on a fully diluted basis and after Deutsche Bank’s investment, Essar now owns approximately 40.1% of the common stock of Aegis.  As described in the Aegis 10-K for the period ended December 31, 2003, pursuant to the terms of a Stockholders Agreement among Deutsche Bank and Essar, Deutsche Bank and Essar each have the right to nominate three of the ten board members of Aegis.  However, as described in an amendment to the Schedule 13D filed by Deutsche Bank on August 23, 2004, Deutsche Bank and Essar are parties to a Put and Call Option Agreement, dated as of August 20, 2004, pursuant to which Deutsche Bank has agreed to assign the right to designate three out of ten directors to the Company and has agreed to amend the Stockholders Agreement as may be necessary to memorialize the assignment of that right.

The registrant issued a press release announcing these events on August 25, 2004, a copy of which is attached as Exhibit 99.1.

Item 9.01                               Financial Statements and Exhibits.

(c)          Exhibits

99.1         Press release dated August 25, 2004 announcing that it had received an additional equity investment from Deutsche Bank AG – London on August 20, 2004 (attached hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 30, 2004

AEGIS COMMUNICATIONS GROUP, INC.

By:	/s/John Scot Brunke
John Scot Brunke
President

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated August 25, 2004 announcing that it had received an additional equity investment from Deutsche Bank AG – London on August 20, 2004 (attached hereto).